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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON,  D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                                88-0398103
------                                                                ----------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation  or organization)                             Identification  No.)

Suite  420  - 6450 Roberts Street, Burnaby, British Columbia, Canada     V5G 4E1
--------------------------------------------------------------------     -------
(Address  of  Principal  Executive  Offices)                         (Zip  Code)

     MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC. 2000 STOCK OPTION PLAN
     -----------------------------------------------------------------------
                            (Full title of the plan)

                                  ROBERT HELLER
                MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                         SUITE 420 - 6450 ROBERTS STREET
                   BURNABY, BRITISH COLUMBIA, CANADA  V5G 4E1
                     (Name and address of agent for service)

                                 (604) 320-7227
                                 --------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                VIRGIL  Z.  HLUS
                 CLARK,  WILSON,  BARRISTERS  AND  SOLICITORS
                      #800  -  885  WEST  GEORGIA  STREET
               VANCOUVER,  BRITISH  COLUMBIA,  CANADA,  V6C  3H1
                           TELEPHONE:  (604)  687-5700
                           ---------------------------



                             CALCULATION  OF  REGISTRATION  FEE



                                              Proposed           Proposed
Title of Securities to  Amount to be      Maximum Offering    Maximum Aggregate    Amount of
be Registered. . . . .  Registered        Price Per Share     Offering Price       Registration Fee
                        ----------------  -----------------  -------------------  ------------------
Common Stock, with . .  A maximum of
par value $0.001 . . .  3,000,000 shares     1.3125(1)        $ 3,937,500(1)       $ 1,039.50(1)
----------------------  ----------------  -----------------  -------------------  ------------------

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and ask price ($1.375 bid;
$1.250 ask) of the common stock as reported on the National Association of Securities Dealers Inc.'s Over the Counter Bulletin Board on June 1, 2000.

(2) The 2000 Stock Option Plan (the "2000 Plan") authorizes the issuance of a maximum of 3,000,000 common shares all of which are being registered hereunder. There are also registered, pursuant to Rule 415, such additional indeterminate number of shares as may be issued as a result of the anti-dilution provision of the 2000 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.

In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in our 2000 Stock Option Plan, effective May 1, 2000 (the "2000 Plan") and who consent to and execute our form of stock option agreement (the "Agreement"), copies of which are filed or included with this Form S-8 (Exhibits 4.1 and 4.2 respectively).

This Registration Statement relates to the offering of a maximum of 3,000,000 common shares (the "Shares") in the capital stock of the Company pursuant to the 2000 Plan.

ITEM  2.     COMPANY  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

Upon  written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in Section 10(a) Prospectus) and other documents required to be delivered to the Employees and/or Consultants pursuant to Rule 428(b) are available without charge by contacting:

                Merlin Software Technologies International, Inc.
                         Suite 420 - 6450 Roberts Street
                   Burnaby, British Columbia, Canada  V5G 4E1
                            Attention:  The President
                          (Telephone:  (604) 320-7227)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by Merlin Software Technologies International, Inc. (the "Company") are incorporated herein by reference:

1. The description of the Company's shares contained in the Registration Statement on Form 10-SB (SEC File Number 000-27189), filed with the Securities and Exchange Commission on August 31, 1999, including all amendments and reports for the purpose of updating such description;

2. The Company's Quarterly Report on Form 10-QSB filed on November 22, 1999, for the quarter ending September 30, 1999, containing audited financial statements as of September 30, 1999 and for the three month and nine month periods ended September 30, 1999;

3.     The  Company's  Reports  on  Form  8-K  and  Form  8-K/A  filed  on:

       (a)     February  1,  2000;
       (b)     March  28,  2000;
       (c)     March  30,  2000;
       (d)     April  5,  2000;
       (e)     April  13,  2000;  and

4. The Company's Annual Report on Form 10-KSB filed on April 14, 2000, containing audited financial statements for the fiscal year ended December 31, 1999 and December 31, 1998.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy any reports, statements of other information were filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. The Company's filings are also available to the public from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Section NRS 78.7502 the Nevada Revised Statutes, Title 7 (Business Associations, Securities, Commodities), Chapter 78 (Private Corporations) provides as follows with respect to the indemnification of Directors and Officers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Pursuant  to  NRS  78.751:

1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)     By  the  stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The  Company's  By-Laws

Article VII of the by-laws of the Company contains provisions to limit the liability of directors and officers as follows:

No Officer or Director shall be personally liable for any obligations of the Company or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Company. The Company shall and does hereby indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a Director of Officer of the Company from and against any and all said claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a Director or Officer of the Company, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him [or her] as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him [or her] in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything herein contained restrict the right of the Company to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Company, its Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing to do so in reliance upon the advice of counsel.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  Applicable.

ITEM  8.     EXHIBITS.

     4.1     Merlin  Software Technologies International, Inc. 2000 Stock Option
Plan

     4.2     Form  of  Stock  Option  Agreement

     5     Opinion  of  Clark,  Wilson

     23.1     Consent  of  Clark,  Wilson  (included  in  Exhibit  5)

     23.2     Consent  of  Independent  Auditor  (BDO  Dunwoody  LLP)

     24     Power  of  Attorney  (included  in  signature  page)

ITEM  9.     UNDERTAKINGS.


(a)     The  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, in the Province of British Columbia, on 4th day of May, 2000.

     Merlin  Software  Technologies  International,  Inc.

     /s/  Robert  Heller
     -------------------
     Robert  Heller,  President  and  Chief  Executive  Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert Heller his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)     /s/  Robert  Heller
                -------------------
                Robert  Heller
(Title)         President  and  Chief  Executive  Officer  (principal  executive officer)/Director
(Date)          May  4,  2000

(Signature)     /s/  Gary  Heller
                -----------------
                Gary  Heller
(Title)         Chief  Information  Officer,  and  Secretary/Director
(Date)          May  4,  2000

(Signature)     /s/  Shelley  Montgomery
                ------------------------
                Shelley  Montgomery
(Title)         Vice  President  -  Sales/Director
(Date)          May  4,  2000

(Signature)     /s/  Martin  Holt
                -----------------
                Martin  Holt
(Title)         Director
(Date)          May  4,  2000

(Signature)     /s/  Trevor  McConnell
                ----------------------
                Trevor  McConnell
(Title)         Chief  Financial  Officer  and  Treasurer
(Date)          May  4,  2000